Exhibit 99.2

Intel Corporation 2200 Mission College Blvd. Santa Clara, CA 95054-1549

CFO Commentary on First-Quarter Results

Note: This document presents results and comparisons on a GAAP basis unless otherwise stated.

Summary

GAAP Results:
First quarter revenue of $14.8B was up 8% on a year-on-year basis and was in-line with our expectation. Gross margin of 61.8% was up 2.5 points on a year-on-year basis. Client Computing Group revenue was up 6% and Data Center Group revenue was also up 6% on a year-on-year basis. Spending on R&D and MG&A for the quarter was $5.4B, down 1% on a year-on-year basis. There were $80M in restructuring and other charges for the quarter. Operating income for the first quarter was $3.6B, up 40% on a year-on-year basis. The tax rate for the quarter was 22.3%. Net income for the first quarter was $3.0B, up 45% on a year-on-year basis. Earnings per share was $0.61, up 19 cents on a year-on-year basis. During the quarter, we generated $3.9B in cash from operations, purchased $2.0B in capital assets, paid $1.2B in dividends, and repurchased $1.2B of stock.

Non-GAAP Results:
First quarter revenue of $14.8B was up 7% on year-on-year basis and was in-line with our expectation. Non-GAAP^ gross margin was 63.2%, up 0.5 points. Non-GAAP operating income for the first quarter was $3.9B, up 20% on a year-on-year basis. Non-GAAP net income for the first quarter was $3.2B, up 22% on a year-on-year basis. Non-GAAP earnings per share was $0.66, up 12 cents on a year-on-year basis.

Outlook:
As we look forward to the second quarter of 2017, we are forecasting the midpoint of the revenue range at $14.4B. We are forecasting the midpoint of the gross margin range for the second quarter to be 62% (63% on a non-GAAP basis). R&D and MG&A spending for the second quarter is expected to be approximately $5.2B. The midpoint of the earnings per share range for the second quarter is expected to be $0.53 ($0.68 on a non-GAAP basis).

For the full year 2017, we are forecasting revenue to be approximately $60B. We are forecasting the midpoint of the gross margin range for the year to be 62% (63% on a non-GAAP basis). R&D and MG&A spending for the year is expected to be approximately $20.5B. The midpoint of the earnings per share range for the year is expected to be $2.56 ($2.85 on a non-GAAP basis).

^ See the explanation of non-GAAP measures and the reconciliation to the most directly comparable GAAP financial measures provided at the end of this document.

Comparisons to Prior Year:
GAAP Summary:
The first quarter 2017 results when compared to the first quarter 2016 were the following:

•	Revenue of $14.8B, up $1.1B (+8%) from $13.7B.

•	Gross margin of 61.8%, up 2.5 points from 59.3%.

•	Operating income of $3.6B, up $1.0B (+40%) from $2.6B.

•	Net income of $3.0B, up $0.9B (+45%) from $2.0B.

•	Earnings per share of $0.61, up 19 cents (+45%) from $0.42.

Non-GAAP Summary:
On a non-GAAP basis, the first quarter 2017 results when compared to the first quarter 2016 were the following:

•	Non-GAAP revenue of $14.8B, up $1.0B (+7%) from $13.8B.

•	Non-GAAP gross margin of 63.2%, up 0.5 points from 62.7%.

•	Non-GAAP operating income of $3.9B, up $0.6B (+20%) from $3.3B.

•	Non-GAAP net income of $3.2B, up $0.6B (+22%) from $2.6B.

•	Non-GAAP earnings per share of $0.66, up 12 cents (+22%) from $0.54.
First Quarter 2017

Revenue

Year-on-Year Comparisons:
Revenue of $14.8B was up 8% on a year-on-year basis.

•
Client Computing Group had revenue of $8.0B, up 6% with platform volumes down 4% and platform average selling prices up 7%. Desktop platform volumes were down 7% and desktop platform average selling prices were up 2%. Notebook platform volumes were up 1% and notebook platform average selling prices were up 7%.

•	Data Center Group had revenue of $4.2B, up 6% with platform volumes down 1% and platform average selling prices up 6%.

•	Internet of Things Group had revenue of $721M, up 11%.

•	Non-Volatile Memory Solutions Group had revenue of $866M, up 55%.

•	Intel Security Group had revenue of $534M, down 1%.

•	Programmable Solutions Group had revenue of $425M, up 18%. PSG revenue would have been down 7% after adjusting for a $99M deferred revenue write-down in the first quarter 2016.

Quarter-on-Quarter Comparisons:
Revenue of $14.8B was down 10% sequentially.

•	Client Computing Group revenue was down 13% with platform volumes down 13% and platform average selling prices up 2%.

•	Data Center Group revenue was down 9% with platform volumes down 7% and platform average selling prices down 3%.

•	Internet of Things Group revenue was down 1%.

•	Non-Volatile Memory Solutions Group revenue was up 6%.

•	Intel Security Group revenue was down 3%.

•	Programmable Solutions Group revenue was up 1%.

•	p Question - Asp - higher tablet mix -

Gross Margin

Year-on-Year Comparisons:

•	Gross margin of 61.8% was up 2.5 points compared to the first quarter 2016.

•	Non-GAAP gross margin of 63.2% was up 0.5 points compared to the first quarter 2016.

The increase in gross margin was primarily due to Altera acquisition-related charges in 2016 (GAAP only), lower platform* unit costs, and higher platform* average selling prices. These factors were partially offset by higher factory start-up costs (primarily on 10nm) and the growth of the memory and CCG non-platform businesses.

Quarter-on-Quarter Comparisons:

•	Gross margin of 61.8% was up 0.1 points compared to the fourth quarter.

•	Non-GAAP gross margin of 63.2% was up 0.1 points compared to the fourth quarter.

Both GAAP and non-GAAP gross margin percentage point increases were primarily driven by lower product warranty and IP charges. These increases were partially offset by lower platform* volume and higher factory start-up costs (primarily on 10 nm).

Outlook Comparisons:

•	Gross margin of 61.8% was in-line with our expectation.

•	Non-GAAP gross margin of 63.2% was in-line with our expectation.

Spending
R&D and MG&A spending in the first quarter was $5.4B, down 3 points as a percent of revenue on a year-on-year basis. On a non-GAAP basis, spending is down 2 points as a percent of revenue.

Other Income Statement Items

•	Depreciation was $1.6B.

•	Amortization of acquisition-related intangibles included in operating expense was $38M, all of which is excluded on a non-GAAP basis.

•	Restructuring and other charges were $80M, all of which is excluded on a non-GAAP basis.

•	Gains and losses on equity investments and interest and other income was a net gain of $216M, primarily related to sales of a portion of our interest in ASML Holding N.V. (ASML).

•	The effective tax rate for the first quarter was 22.3%, up 3.9 points on a year-on-year basis. This was primarily driven by a one-time item in the first quarter 2016.

Earnings Per Share
Earnings per share of $0.61 was up 19 cents on a year-on-year basis, primarily driven by higher platform* average selling prices, Altera acquisition-related charges in 2016, lower platform* costs, and higher gains on investments. This increase was partially offset by a higher tax rate and lower platform* volume.

Non-GAAP earnings per share of $0.66 was up 12 cents on a year-on-year basis, primarily driven by higher platform* average selling prices, lower platform* costs, and higher gains on investments. This increase was partially offset by a higher tax rate and lower platform* volume.

Balance Sheet and Cash Flow Items
On the balance sheet, we ended the quarter at $17.3B total cash investments^^, up $0.2B from the fourth quarter 2016. $14.2B of the total $17.3B total cash investments^^ is held by non-U.S. subsidiaries. Cash flow from operations in the first quarter was $3.9B. During the first quarter, we purchased $2.0B in capital assets, paid $1.2B in dividends, and repurchased $1.2B in stock. Total inventories were up $0.2B from the fourth quarter 2016.

Other Items

•	The total number of employees at the end of the first quarter was 107K, up from the fourth quarter and down from approximately 112K in the first quarter 2016.

•	Diluted shares outstanding was flat to the fourth quarter and on a year-on-year basis.

*Client Computing Group, Data Center Group, and Internet of Things Group microprocessors and chipsets
^^ Cash and cash equivalents, short-term investments, and trading assets

Outlook

Intel’s Business Outlook and other forward-looking statements in this document reflects management’s views as of April 27, 2017.  Intel does not undertake, and expressly disclaims any duty, to update any such statement whether as a result of new information, new developments or otherwise, except to the extent that disclosure may be required by law.

Intel's Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after April 27, 2017. Our guidance reflects the divestiture of the Intel Security Group, which closed on April 3, 2017. The midpoint of the forecast ranges will be referred to when making comparisons to specific periods.

Q2 2017 Outlook

The divestiture of Intel Security Group includes a gain of roughly $375 million and tax related impact on a GAAP basis. The tax basis in the net assets transferred in the McAfee Security transaction was lower than our GAAP basis, resulting in a larger tax liability than our GAAP gain. We excluded these impact on a non-GAAP basis.

Revenue
Revenue is expected to be $14.4B, plus or minus $500 million in the second quarter. Excluding Intel Security Group, this is up 11% on a year-on-year basis.

Gross Margin

•	GAAP gross margin in the second quarter is expected to be 62%, plus or minus a couple of points, flat to the first quarter.

•	Non-GAAP gross margin in the second quarter is expected to be 63%, plus or minus a couple of points, flat to the first quarter.

GAAP and non-GAAP gross margin are primarily driven by lower platform* unit cost and offset by higher factory start-up costs.

Spending
Spending for R&D and MG&A in the second quarter is expected to be approximately $5.2B.
Other Income Statement Items

•	Depreciation is forecast to be approximately $1.7B.

•	Amortization of acquisition-related intangibles included in operating expenses is expected to be approximately $40M, all of which is excluded on a non-GAAP basis.

•	Restructuring and other charges is expected to be $100M, all of which is excluded on a non-GAAP basis.

•	Gains and losses from equity investments and interest and other income are expected to result in a net gain of approximately $675M (Approximately $300M on a non-GAAP basis).

•	The tax rate is expected to be approximately 39%. Non-GAAP tax rate is expected to be approximately 21%.

Earnings Per Share

•	GAAP EPS is expected to be $0.53 plus or minus 5 cents.

•	Non-GAAP EPS is expected to be $0.68 plus or minus 5 cents. This is up 15% on a year-on-year basis.

*Client Computing Group, Data Center Group, and Internet of Things Group microprocessors and chipsets.

2017 Outlook

Revenue
Revenue for the year is expected to be approximately $60 billion. This is $500 million above the previous expectation of flat year-on-year revenue, driven by a number of factors including client ASP strength and growth in the memory business.

Gross Margin

•	Gross margin for the year is expected to be 62%, plus or minus a couple points, flat to previous expectations.

•	Non-GAAP gross margin for the year is expected to be 63%, plus or minus a couple points, flat to previous expectations.

Spending
R&D and MG&A spending for the year is expected to be approximately $20.5B, flat to the previous expectation.

We are also establishing a long term spending target of approximately 30% of revenue, which we expect to reach no later than 2020.

Other Income Statement Items

•	Depreciation is forecast to be $7.0B plus or minus $200 million.

•	Amortization of acquisition-related intangibles included in operating expenses is expected to be approximately $150 million, all of which is excluded on a non-GAAP basis.

•	Restructuring charges are expected to be approximately $200 million, down $200 million from previous expectations, all of which is excluded on a non-GAAP basis.

•	Gains and losses from equity investments and interest and other income are expected to result in a net gain of approximately $875 million (approximately $500 million on a non-GAAP basis).

•	The tax rate for the full year is expected to be 27%, Non-GAAP tax rate is expected to be 22%. The non-GAAP tax rate excludes the impacts of the Intel Security Group divestiture.

Earnings Per Share

•	GAAP EPS is expected to be $2.56 +/- 5%.

•	Non-GAAP EPS is expected to be $2.85 +/- 5%. This is up 5% on a year-on-year basis and up 5 cents from previous expectation.

Balance Sheet and Cash Flow Items
Capital spending for 2017 is expected to be $12.0B plus or minus $500 million, flat to previous expectations.

Forward-Looking Statements
The above statements and any others in this document that refer to Business Outlook, future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "seeks," "estimates," "continues," "may," "will," "would," "should," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such statements are based on management's expectations as of the date of this earnings release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Intel presently considers the following to be important factors that could cause actual results to differ materially from the company's expectations.

•
Demand for Intel's products is highly variable and could differ from expectations due to factors including changes in business and economic conditions; consumer confidence or income levels; the introduction, availability and market acceptance of Intel's products, products used together with Intel products and competitors' products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

•
Intel's gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in gross margin may also be caused by the timing of Intel product introductions and related expenses, including marketing expenses, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, which may result in restructuring and asset impairment charges.

•
Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns, fluctuations in currency exchange rates, sanctions and tariffs, and the United Kingdom referendum to withdraw from the European Union. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which could be changed without prior notice.

•	Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term.

•
The amount, timing and execution of Intel's stock repurchase program may fluctuate based on Intel's priorities for the use of cash for other purposes—such as investing in our business, including operational and capital spending, acquisitions, and returning cash to our stockholders as dividend payments—and because of changes in cash flows or changes in tax laws.

•
Intel's expected tax rate is based on current tax law and current expected income and may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

•
Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments, interest rates, cash balances, and changes in fair value of derivative instruments.

•	Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation.

•
Intel's results could be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel's ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

•
Intel’s results may be affected by factors that could cause the implementation of, and expected results from, the restructuring plan announced on April 19, 2016, to differ from Intel’s expectations. A detailed description of risks associated with the restructuring plan and factors that could cause actual results of the restructuring plan to differ is set forth in the “Forward Looking Statements” section of Intel’s press release entitled “Intel Announces Restructuring Initiative to Accelerate Transformation” dated April 19, 2016, which risk factors are incorporated by reference herein.

•
Intel's results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions. In addition, risks associated with our planned acquisition of Mobileye N.V. are described in the “Forward Looking Statements” section of Intel’s press release entitled "Intel to Acquire Mobileye; Combining Technology and Talent to Accelerate the Future of Autonomous Driving" dated March 13, 2017, which risk factors are incorporated by reference herein.

Additional information regarding these and other factors that could affect Intel's results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our Investor Relations website at www.intc.com or the SEC's website at www.sec.gov.

INTEL CORPORATION
EXPLANATION OF NON-GAAP MEASURES
In addition to disclosing financial results in accordance with U.S. generally accepted accounting principles (GAAP), this document contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects. Income tax effects have been calculated using an appropriate tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Acquisition-related adjustments: The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain expenses related to acquisitions as follows:

•
Revenue and gross margin: Non-GAAP financial measures exclude the impact of the deferred revenue write-down, amortization of acquisition-related intangible assets that impact cost of sales, and the inventory valuation adjustment.

◦
Deferred revenue write-down: Sales to distributors are made under agreements allowing for subsequent price adjustments and returns and are deferred until the products are resold by the distributor. Business combination accounting principles require us to write down to fair value the deferred revenue assumed in our acquisitions as we have limited performance obligations associated with this deferred revenue. Our GAAP revenues and related cost of sales for the subsequent reselling by distributors to end customers after an acquisition do not reflect the full amounts that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustments made in the first quarter of 2016 eliminate the effect of the deferred revenue write-down associated with our acquisition of Altera. We believe these adjustments are useful to investors as an additional means to reflect revenue and gross margin trends of our business.

◦
Inventory valuation adjustment: Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustments to our cost of sales in the first half of 2016 exclude the expected profit margin component that is recorded under business combination accounting principles associated with our acquisition of Altera. We believe the adjustments are useful to investors as an additional means to reflect cost of sales and gross margin trends of our business.

•
Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of intangibles assets such as developed technology, trade names, and customer relationships acquired in connection with business combinations. We record charges relating to the amortization of these intangibles within both cost of sales and operating expenses in our GAAP financial statements. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

•
R&D plus MG&A spending: Non-GAAP R&D plus MG&A spending excludes the impact of other charges associated with the acquisition of Altera, which primarily includes bankers fees, compensation-related costs, and valuation charges for Altera's stock based compensation incurred in the first quarter of 2016.

Restructuring and other charges: Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include asset impairments, pension charges, and costs associated with the Intel Security Group planned divestiture. We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures. We believe that these costs do not reflect our current operating performance. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Gains or losses from divestiture: We are expecting a gain in 2017 as a result of our planned divestiture of the Intel Security Group. We have excluded this expected gain for purposes of calculating certain non-GAAP measures. We believe making these adjustments facilitate a better evaluation of our current operating performance and comparisons to past operating results.

SUPPLEMENTAL RECONCILIATIONS OF GAAP OUTLOOK TO NON-GAAP OUTLOOK
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Q2 2017 Outlook		2017 Outlook

GAAP GROSS MARGIN PERCENTAGE	62%	+/- a couple pct. pts.	62%	+/- a couple pct. pts.
Adjustment for amortization of acquisition-related intangibles	1%		1%
NON-GAAP GROSS MARGIN PERCENTAGE	63%	+/- a couple pct. pts.	63%	+/- a couple pct. pts.

GAAP RESTRUCTURING AND OTHER CHARGES ($ in Millions)	$100	approximately	$200	approximately
Adjustment for restructuring and other charges	(100)		(200)
NON-GAAP RESTRUCTURING AND OTHER CHARGES	$—		$—

GAAP AMORTIZATION OF ACQUISITION-RELATED INTANGIBLES IN OPERATING EXPENSES ($ in Millions)	$40	approximately	$150	approximately
Adjustment for amortization of acquisition-related intangibles	(40)		(150)
NON-GAAP AMORTIZATION OF ACQUISITION-RELATED INTANGIBLES IN OPERATING EXPENSES	$—		$—

GAAP OPERATING INCOME ($ in Billions)	$3.6	approximately	$16.1	approximately
Adjustment for restructuring and other charges	0.1		0.2
Adjustment for amortization of acquisition-related intangibles	0.2		1.0
NON-GAAP OPERATING INCOME	$3.9	approximately	$17.3	approximately

GAAP IMPACT OF EQUITY INVESTMENTS AND INTEREST AND OTHER, NET ($ in Millions)	$675	approximately	$875	approximately
(Gains) losses from divestiture	(375)		(375)
NON-GAAP IMPACT OF EQUITY INVESTMENTS AND INTEREST AND OTHER, NET ($ in Millions)	$300	approximately	$500	approximately

GAAP TAX RATE	39%	approximately	27%	approximately
Adjustment for the divestiture of Intel Security	(18)%		(5)%
NON-GAAP TAX RATE	21%	approximately	22%	approximately

GAAP EARNINGS PER SHARE	$0.53	+/- 5 cents	$2.56	+/- 5%
Adjustment for restructuring and other charges	0.02		0.04
Adjustment for amortization of acquisition-related intangibles	0.05		0.19
(Gains) losses from divestiture	(0.08)		(0.08)
Income tax effect	0.16		0.14
NON-GAAP EARNINGS PER SHARE	$0.68	+/- 5 cents	$2.85	+/- 5%

SUPPLEMENTAL RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended
($ in Millions, except per share amounts)	Apr 1, 2017	Dec 31, 2016	Apr 2, 2016

GAAP NET REVENUE	$14,796	$16,374	$13,702
Deferred revenue write-down	—	—	99
NON-GAAP NET REVENUE	$14,796	$16,374	$13,801

GAAP GROSS MARGIN	$9,147	$10,105	$8,130
Deferred revenue write-down, net of cost of sales	—	—	64
Inventory valuation	—	—	226
Amortization of acquisition-related intangibles	209	232	235
NON-GAAP GROSS MARGIN	$9,356	$10,337	$8,655

GAAP GROSS MARGIN PERCENTAGE	61.8%	61.7%	59.3%
Deferred revenue write-down, net of cost of sales	—%	—%	0.1%
Inventory valuation	—%	—%	1.6%
Amortization of acquisition-related intangibles	1.4%	1.4%	1.7%
NON-GAAP GROSS MARGIN PERCENTAGE	63.2%	63.1%	62.7%

GAAP R&D plus MG&A SPENDING	$5,430	$5,438	$5,472
Other acquisition-related charges	—	—	(100)
NON-GAAP R&D plus MG&A SPENDING	$5,430	$5,438	$5,372

GAAP OPERATING INCOME	$3,599	$4,526	$2,568
Deferred revenue write-down, net of cost of sales	—	—	64
Inventory valuation	—	—	226
Amortization of acquisition-related intangibles	247	273	325
Restructuring and other charges	80	100	—
Other acquisition-related charges	—	—	100
NON-GAAP OPERATING INCOME	$3,926	$4,899	$3,283

GAAP NET INCOME	$2,964	$3,562	$2,046
Deferred revenue write-down, net of cost of sales	—	—	64
Inventory valuation	—	—	226
Amortization of acquisition-related intangibles	247	273	325
Restructuring and other charges	80	100	—
Other acquisition-related charges	—	—	100
Income tax effect	(73)	(70)	(132)
NON-GAAP NET INCOME	$3,218	$3,865	$2,629

GAAP DILUTED EARNINGS PER COMMON SHARE	$0.61	$0.73	$0.42
Deferred revenue write-down, net of cost of sales	—	—	0.01
Inventory valuation	—	—	0.05
Amortization of acquisition-related intangibles	0.05	0.06	0.07
Restructuring and other charges	0.01	0.02	—
Other acquisition-related charges	—	—	0.02
Income tax effect	(0.01)	(0.02)	(0.03)
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	$0.66	$0.79	$0.54